UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022

SAMSARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41140	47-3100039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Rhode Island Street 4th Floor, South Building San Francisco, California 94103
(Address of principal executive offices, including zip code)

(415) 985-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	IOT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) and (c)

On April 19, 2022, the Board of Directors of Samsara Inc. (“Samsara” or the “Company”) approved the appointment of Mr. J. Andrew Munk as the Company’s Chief Accounting Officer, effective May 4, 2022 (the “Effective Date”). As of the Effective Date, Mr. Munk will serve as the Company’s principal accounting officer. Mr. Dominic Phillips, the Company’s Executive Vice President and Chief Financial Officer, will serve as principal accounting officer until the Effective Date and will continue to serve as principal financial officer.

Mr. Munk, age 58, most recently served as Senior Vice President and Chief Accounting Officer of VMware, Inc. (“VMware”), a technology company, leading the company’s accounting functions from December 2019 to May 2022. Mr. Munk previously served as the Vice President and Corporate Controller of VMware from April 2016 to December 2019. Before joining VMware in 2013, Mr. Munk spent 14 years in controller and accounting positions of increasing responsibility at Applied Materials, Inc., last serving as Vice President, global accounting controller. Mr. Munk began his career in public accounting and attained the level of audit manager at Deloitte & Touche. Mr. Munk holds a Bachelor of Science in Business Administration & Accounting from California State University Fresno and is a certified public accountant (inactive) in California.

Mr. Munk has entered into a contract of employment with Samsara, pursuant to which he will receive an annual base salary of $330,000 and be eligible to receive a performance bonus of up to $132,000 annually. Mr. Munk will also receive a restricted stock unit award valued at $3.5 million, which will vest in equal quarterly installments over four years, subject to his continued employment.

In connection with his appointment as Chief Accounting Officer, Samsara expects to enter into its form of indemnification agreement with Mr. Munk. Mr. Munk is eligible to participate in the Company’s Executive Change in Control and Severance Plan, which may provide severance benefits to Mr. Munk in the event that he is terminated without cause in connection, or not in connection, with a change of control.

Mr. Munk has no family relationships with any director, executive officer, or person nominated or chosen by Samsara to become a director or executive officer of Samsara. Mr. Munk is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA INC.

Date: April 22, 2022	By:	/s/ Adam Eltoukhy
Adam Eltoukhy
Vice President, General Counsel and Corporate Secretary